SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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               TIP Institutional Funds (formerly, The Solon Funds)
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                (Name of Registrant as Specified In Its Charter)

                                      same
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January 12, 1998


SOLON SHORT DURATION GOVERNMENT FUNDS
1981 N. Broadway, Suite 325
Walnut Creek, CA 94596


Dear Fellow Shareholder:

Enclosed you will find a second ballot concerning the proxy to approve a new investment advisory agreement due to the purchase of Solon Asset Management L.P. by Turner Investment Partners, Inc. of Berwyn, PA. As part of the transaction, The Solon Funds will become known as the TIP Institutional Funds. We would like to stress that the management style, investment philosophy and performance which distinguished The Solon Funds will continue with the TIP Institutional Funds. James Midanek will continue to serve as Portfolio Manager for the TIP Institutional Funds. We feel this is a great business opportunity which is to the benefit of all of our shareholders.

As you will notice by looking at the first proxy you received, the meeting date was originally scheduled for December 29, 1997. Unfortunately due to the aggressive timetable we put in place, we have not yet received sufficient shareholder votes for the resolution to pass. Your vote is very important to us. Please take a few moments to read the proxy and return the enclosed proxy ballot as soon as possible. Thank you for your time and effort concerning this matter.


Sincerely,




The Solon Funds